EXHIBIT 23(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 333-130167, 33-86654, 33-20801, 333-53487, 333-64714, 333-89071, 333-104412, 333-130162, 333-105930, and 333-135683 and Post-Effective Amendment No. 1 to Registration Statement No. 33-57748 and Post Effective Amendment No. 1 to Registration Statement No. 333-53485 on Form S-8 of our reports dated March 31, 2009, relating to the financial statements and financial statement schedule of Layne Christensen Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), and the effectiveness of Layne Christensen Company and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Layne Christensen Company and subsidiaries for the year ended January 31, 2009.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
March 31, 2009